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                                                                     Exhibit 5.1
                                                                     -----------

                                                                HARRIS BEACH LLP
                                                                ATTORNEYS AT LAW

                                                                 99 GARNSEY ROAD
                                                       PITTSFORD, NEW YORK 14534
                                                                  (716) 419-8800



February 15, 2002



                     OPINION AND CONSENT OF HARRIS BEACH LLP
                     ---------------------------------------

Electric Fuel Corporation
632 Broadway (Suite 301)
New York, New York 10012

Ladies and Gentlemen:

     Reference is made to our opinion dated July 5, 2001 and included as Exhibit
5.1 to Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-63514) (the "Registration Statement") filed on July 6, 2001 by Electric Fuel Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). We are rendering this supplemental opinion in connection with a prospectus supplement to the Registration Statement (the "Prospectus Supplement") to be filed by the Company with the Commission pursuant to Rule 424 promulgated under the Securities Act in connection with the offering by the Company of 318,468 shares of common stock, par value $.01 per share of the Company (the "Common Stock").

     We have (i) examined and relied upon original, certified, conformed, photostat or other copies of the amended and restated certificate of incorporation and bylaws of the Company, each as amended through the date hereof, minutes of meetings with and resolutions of the Board of Directors (including committees thereof) of the Company and such other documents and records, and (ii) made such investigation of fact and such examination of law, as we have deemed appropriate in order to enable us to render the opinion set forth herein. In conducting such investigation, we have relied, without independent verification, upon the representations and/or certificates of the officers of the Company.

     Based upon the foregoing, we are of the opinion that the Common Stock being offered pursuant to the Prospectus Supplement, when issued and delivered as contemplated by the Prospectus Supplement, will be validly issued, fully paid, and non-assessable.

     The opinion set forth above is subject to the following qualifications:

     (a) We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. We have also assumed the accuracy of the factual matters contained in the documents we have examined.

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Electric Fuel Corporation                                       HARRIS BEACH LLP
February 15, 2002                                               ATTORNEYS AT LAW
Page 2



     (b) In connection with the rendering of this opinion, we express no opinion as to the applicability of, compliance with, or effect of the laws of any states, or as to any matter subject to such laws, other than the current laws of the State of Delaware.

     (c) Our opinion is subject to and limited by (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally; and (ii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     (d) Our opinion is limited to matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus contained in the Registration Statement to which the Prospectus Supplement is attached. This opinion speaks only as of the date hereof and is limited to present statutes, laws and regulations and to the facts as they currently exist.

                                      Harris Beach LLP

                                      /s/ Harris Beach LLP
                                      -----------------------------------